SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2009

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 17, 2009, Morgan Stanley (the “Company”) repurchased 10,000,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series D, par value $0.01 per share, liquidation preference $1,000 per share (the “Preferred Stock”) that the Company issued to the U.S. Department of the Treasury in October 2008, at the liquidation preference amount plus accrued and unpaid dividends, for an aggregate repurchase price of $10,086 million.

           As a result of the Company’s repurchasing the Preferred Stock, the Company will incur a one-time, non-cash negative adjustment of $892 million in its calculation of basic and diluted earnings per share (reduction to earnings (losses) applicable to the Company’s common shareholders) for the three and six month periods ended June 30, 2009 due to the accelerated amortization of issuance discount for the Preferred Stock.  The repurchase of such Preferred Stock will be accretive to earnings per common share in subsequent quarters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	June 17, 2009	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Assistant Secretary and Counsel